Exhibit 10.40

FORM OF JAGUAR ANIMAL HEALTH, INC. WARRANT EXERCISE AMENDMENT

WHEREAS, on, or about, December 3, 2014, Jaguar Animal Health, Inc., a Delaware corporation (the Company”) issued an Exchange Warrant to Purchase Common Stock (the “Warrant”)  to the undersigned (the “Holder”) pursuant to a “Credit Agreement” (as defined in the Warrant);

WHEREAS, Holder and the Company desire to amend the “Exercise Price” and adjust the “Commencement Date” and “Expiration Date” under the Holder’s Warrant (as such terms are defined under the Warrant) to facilitate the “Company’s IPO” (as defined below);

NOW THEREFORE, the undersigned Holder and the Company hereby agree that the “Exercise Price” and “Expiration Date” under the Warrant are hereby amended in their entirety to read as follows by (i) replacing the first paragraph of the Warrant in its entirety with the following first paragraph; (ii) amending in its entirety the definition of “Exercise Price” under Section 1 of the Warrant; and (iii) adding the definition of  “Liquidity  Event” to Section 1 of the Warrant; and to read as follows:

“JAGUAR ANIMAL HEALTH, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, GPB Life Science Holdings LLC, or its permitted assigns (the “Holder”), is entitled to purchase from the Company that whole number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company as determined by dividing $500,000 by the Exercise Price (as defined below) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to the Exercise Price. This Warrant may be exercised at any time and from time to time commencing on the date six (6) months from December 3, 2014 (the “Commencement Date”), and through and including the earlier to occur of (x) 5:00 P.M., New York City time, on the fifth anniversary of the Commencement Date and (y) 5:00 P.M. New York City time on the date immediately prior to a “Liquidation Event” (as defined below) (the earliest of (x) and (y) shall be ( the “Expiration Date”), subject to the following terms and conditions:”

“Exercise Price” means, subject to adjustment under Section 9 below, (i) upon the closing of the sale of shares by the Company of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, on, or before, June 30, 2015 (the “IPO”), the Exercise Price shall be equal to $5.60 per share and (ii) if the Company has not consummated the IPO on, or before, June 30, 2015, then the Exercise Price shall thereafter be $2.696 per share.

“Liquidation Event” means (x) the closing of a merger, reorganization, tender offer or similar transaction involving the Company or its securities with or into another entity in which the holders of voting securities of the Company immediately prior to such transaction will hold less than 50% of the voting securities of the surviving entity immediately following such transaction as a result of shares held prior to such transaction and (y) the closing of a sale of all or substantially all of the assets of the Company.

The undersigned have executed this Warrant Exercise Amendment effective as of March       , 2015.

Holder:

By:
(Signature)

(Print Name and Title)

Company:
By:
(Signature)

(Print Name and Title)